MODIFICATION AGREEMENT

This Modification Agreement (this "Agreement") is entered into as of April 25, 2011 by and between SOLOMON O. HOWELL and JAMES W. STUCKERT (collectively, the "Lender") and FLORIDA GAMING CORPORATION, a Delaware corporation (the "Borrower").

RECITALS

A.           Lender made a loan (the "Original Loan") to the Borrower in the original principal amount of $1,000,000, as evidenced by that certain Memorandum of Agreement dated August 14, 2009 and the other documents executed in accordance therewith (the "Original Note").  The Original Note and any other documents and certificates executed and delivered by the Borrower to the Lender in connection with the Original Loan are hereinafter referred to as the "Loan Documents".

B.           The Borrower is a party to that certain Credit Agreement dated as of April 25, 2011 (the "Credit Agreement") by and among the Borrower, Florida Gaming Centers, Inc. ("Centers"), the lenders party thereto (the "Senior Creditors"), and ABC Funding, LLC (the "Administrative Agent") whereby the Senior Creditors have agreed to make certain term loans to Centers pursuant to the terms and conditions set forth therein.  Each capitalized term not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

C.           To satisfy Section 4.01(x) of the Credit Agreement, the Borrower has requested that the Lender agree to the following:

(1)           extend the maturity date of the Original Note to be at least six (6) months after the Maturity Date of the Credit Agreement;

(2)           at the Borrower's sole option, permit interest under the Original Note to be paid-in-kind instead of in cash; and

(3)           subordinate its interest in the Original Note to the Obligations on the terms and conditions acceptable to the Administrative Agent, pursuant to the form of Subordination Agreement attached hereto as Exhibit A (the "Subordination Agreement").

D.           The parties have agreed to the foregoing changes pursuant the terms and conditions set forth herein.

AGREEMENTS

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Representations Accurate.  The parties represent and warrant that the above Recitals are true and accurate. The foregoing Recitals are incorporated herein by reference.

2.           Status of Loan.  The Borrower: (a) ratifies, confirms and acknowledges that the Loan Documents represent its valid and enforceable and collectible obligations, and that it does not have any existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto; and (b) acknowledges and agrees that except as expressly set forth herein, this Agreement in no way releases, relinquishes or otherwise affects the rights created by or arising under the Loan Documents.

3.           Modification.  In consideration of the foregoing, the mutual promises, undertakings, representations and covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Documents are amended as follows:

a.           The Loan Documents are amended to provide that any reference therein to a maturity date is hereby amended to reference a maturity date of the date six calendar months after the Maturity Date as defined in the Credit Agreement.

b.           The Original Note is amended to provide that, at the Borrower's sole option, payment of interest may be paid-in-kind rather than in cash.

Notwithstanding the foregoing modifications, it is expressly acknowledged and agreed by the Borrower that:  (i) the default interest rate of 24% per annum stated in the Original Note shall apply to all outstanding principal and accrued but unpaid interest from and after the original maturity date set forth in the Loan Documents; and (ii)  as stated in the Original Note, the Lender has the option, for as long as any principal or interest under the Original Note (as modified hereby) remains outstanding, to convert the amount of the outstanding principal and interest into common stock of the Borrower at a conversion rate equal to six dollars ($6.00) per share.

4.           Subordination.  Pursuant to the Subordination Agreement attached as Exhibit A hereto and in consideration of the extension of credit by the Senior Creditors to Centers, the Lender hereby subordinates to the Senior Creditors all indebtedness of the Borrower to the Lender in connection with the Loan Documents, now existing and hereafter arising, and all extensions and renewals thereof, in favor of the Obligations and the Borrower and Centers hereby accept and acknowledge such subordination.  The Lender, the Borrower and Centers agree to execute and deliver to Administrative Agent the Subordination Agreement on the date hereof.

5.           Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

"Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by Centers, the Borrower, any subsidiary or any affiliate thereof to the Administrative Agent, any Senior Creditor, any affiliate of the Administrative Agent, or any Senior Creditor, or any indemnified person under the Credit Agreement, of any kind or nature, present or future, arising under the Credit Agreement, any collateral document, any swap agreement or any and all other instruments and documents executed and delivered in connection with the Credit Agreement (together such documents, the "Loan Documents"), whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of any extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (in each case whether or not allowed), and any other sum chargeable to Centers, the Borrower, any subsidiary or any affiliate of Centers or the Borrower under the Credit Agreement or any other Loan Document.

"Maturity Date" means October 25, 2016, or such other date as consented to by the Borrower, Centers, the Administrative Agent and each Senior Creditor in the manner provided under and in Section 9.02(b) of the Credit Agreement; provided, that the Lender agrees any such change to the Maturity Date shall be automatically consented to by the Lender without any further action on its part.

6.           Integration.  The Borrower and the Lender acknowledge that there are and were no oral or written representations, warranties, understandings, stipulations, agreements or promises made by any party or by any agent, employee or other representative of any party, pertaining to the subject matter of this Agreement which have not been incorporated into this Agreement. No express or implied consent to any further modifications involving any of the matters set forth in the Loan Documents or this Agreement shall be inferred or implied by the Lender's execution of this Agreement. Any further modification of the Original Loan or of any Loan Documents shall require the express written approval of the Lender. No provision hereof shall be modified or limited except by a written instrument signed by the parties hereto, expressly referring hereto and to the provision so modified or limited.

7.           No Prejudice.  Execution of this Agreement by the Lender shall be without prejudice to the Lender's rights at any time in the future, to exercise any and all rights conferred upon the Lender by any of the Loan Documents in accordance with their original terms except as amended herein.

8.           Authority.  The Borrower and the Lender each hereby warrants and represents to the others that the persons executing this Agreement have full authority to execute this Agreement on their respective behalves and to bind them, as the case may be. In addition, the Borrower warrants and represents to the Lender that the execution and delivery by them of this Agreement and the performance hereunder has not and will not result in a breach of, or constitute a default under, any deed of trust, mortgage deed, lease, bank loan, credit arrangement, or other instrument or agreement to which the Borrower is a party or by which the Borrower may be bound or affected.

9.           No Relationship Between Parties.  Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between the Borrower and the Lender; and the Lender shall have no right or control or supervision, except as it may exercise under the rights and remedies provided in the Loan Documents.

10.           No Other Modifications.  Except as explicitly set forth in this Agreement, all of the terms and conditions originally set forth in the Original Note, including without limitation, the interest rate, the default interest rate, and conversion rights, remain in full force and effect.

11.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and assigns.

12.           Governing Law and Choice of Venue.  This Agreement is delivered in and shall be governed by and construed according to the substantive laws and judicial decisions of the State of New York (regardless of the place of business, residence, location or domicile of the parties hereto or any of their constituent partners or principals).  If there is a lawsuit, the Borrower agrees upon the Lender's request to submit to the jurisdiction of the courts of the Borough of Manhattan, New York City, State of New York.

13.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters contained herein and shall not be amended, modified or terminated except by a writing signed by all of the parties hereto. The provisions of this paragraph 11 may not be waived except by a written waiver.

14.           Counterparts.  This Agreement may be executed in any number of original counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

15.           WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN AN ACTION OR PROCEEDING:  (1) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (2) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF the undersigned have executed this Modification Agreement as of the date first set forth above.

Borrower:

FLORIDA GAMING CORPORATION,
a Delaware corporation

	By	/s/ William B. Collett, Jr.

	Name:	William B. Collett, Jr.

	Title:	CEO

Lender:

/s/ Solomon O. Howell
Solomon O. Howell

/s/ James W. Stuckert
James W. Stuckert

Agreed to and acknowledged:
FLORIDA GAMING CENTERS, INC.,
a Florida corporation

	By	/s/ William B. Collett, Jr.

	Name:	William B. Collett, Jr.

	Title:	CEO

EXHIBIT A

Form of Subordination Agreement